PROSPECTUS	Filed Pursuant to Rule 424(b)(3) Registration No. 333-141908

3,300,000 Shares

Common Stock

This prospectus relates to the resale of 3,300,000 shares of our common stock that are beneficially owned by the selling stockholders. The selling stockholders may sell any, all or none of the shares of our common stock offered under this prospectus from time to time, in one or more transactions. The shares of our common stock offered under this prospectus may be sold at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. The shares of our common stock offered by this prospectus and any prospectus supplement may be offered by the selling stockholders directly to investors or to or through underwriters, dealers or other agents. If required, the names of any such agents, underwriters, brokers or dealers involved in the sale of the shares in respect of which this prospectus is being delivered and the applicable agent’s commission, broker’s or dealer’s purchase price or underwriters’ discount, if any, will be set forth in an accompanying supplement to this prospectus.

We are registering a portion of the shares of common stock offered under this prospectus as required by the terms of the registration rights agreement between certain of the selling stockholders and us, as described in the section entitled “Selling Stockholders.”  When the selling stockholders offer shares of our common stock, we will provide the specific terms of such offerings in supplements to this prospectus. As applicable, such prospectus supplements will identify the selling stockholders not already named herein, and state the number of shares to be sold by each. We will not receive any proceeds from the sale of shares of our common stock sold by the selling stockholders.

Our shares of common stock are listed for trading on the Nasdaq Global Select Market under the symbol “CTRN.” On May 4, 2007, the last reported sale price of our common stock on the Nasdaq Global Select Market was $40.31 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 11, 2007

We have filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission, or the Commission, regarding the common stock offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement and the exhibits to the registration statement, because certain parts have been omitted in accordance with the rules and regulations of the Commission. Under this prospectus, selling stockholders may, from time to time, sell up to 3,300,000 shares of our common stock in one or more offerings. Each time the selling stockholders sell our common stock, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing our common stock, you should carefully read both this prospectus and any applicable prospectus supplement, together with the registration statement and the exhibits filed as part of the registration statement and the documents incorporated by reference into this prospectus.

Prospectus Summary

This summary highlights information contained in other parts of this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our common stock. You should carefully read the more detailed information contained or incorporated by reference in this prospectus, including the section entitled “Risk Factors” and our financial statements and related notes. Our fiscal year ends on the Saturday closest to January 31, and, except as otherwise provided, references in this prospectus to a fiscal year mean the 52- or 53-week period ended on the Saturday closest to January 31 of the succeeding year. Fiscal 2006, for example, refers to the 53-week period ended February 3, 2007.

Citi Trends, Inc.

We are a rapidly growing, value-priced retailer of urban fashion apparel and accessories for the entire family. We offer quality, branded merchandise for men, women and children, including products from nationally recognized brands, as well as private label products and a limited assortment of home décor items. Our merchandise offerings are designed to appeal to the preferences of fashion conscious consumers, particularly African-Americans. Through strong relationships with our suppliers, we believe that we are able to offer our products at compelling values. We seek to provide nationally recognized branded merchandise at 20% to 60% discounts to department and specialty stores’ regular prices.

Our growth strategy is to open stores in new and existing markets as well as to increase sales in existing stores. Adding stores in the markets we currently serve enables us to benefit from enhanced name recognition and achieve advertising and operating synergies, and entering new markets opens additional growth opportunities. In fiscal 2005, we opened 36 new stores and in fiscal 2006, we opened 42 new stores. We expect to open 46 to 48 new stores in fiscal 2007. Approximately 90% of the new stores we intend to open in fiscal 2007 will be located in states in which we are currently located. We intend to increase comparable store sales primarily through merchandising enhancements and the expansion of product categories such as home décor and intimate apparel.

Recent Developments

On May 9, 2007, we reported unaudited sales results for our first quarter of fiscal 2007.  Total sales for the thirteen-week period ended May 5, 2007 increased 16.2% to $106.6 million compared with $91.7 million for the thirteen-week period ended April 29, 2006.  Comparable store sales increased 0.6% on a comparable store, comparable week basis.

Each quarter of fiscal 2007 starts one week later than the same quarter of 2006, due to our 2006 fiscal year having 53 weeks versus the normal 52 weeks.  This timing shift can have a significant impact on quarterly sales comparisons. The measurement of sales in comparable stores for comparable weeks above is based on sales during the thirteen weeks ended May 5, 2007 in relation to the thirteen weeks ended May 6, 2006. On a fiscal quarter basis, comparing the thirteen weeks ended May 5, 2007 with the thirteen weeks ended April 29, 2006, comparable store sales decreased 3.3%.

Sales comparisons for the first quarter of fiscal 2007 were difficult as a result of a 21% comparable store sales increase during last year’s first quarter.  In addition, unseasonably cool weather just prior to Easter, historically our second largest selling period of the year, hurt sales of Spring/Summer apparel.

We are currently in the process of finalizing our results for our first fiscal quarter ended May 5, 2007. Our actual results may differ from the preceding financial information. Factors that could cause our actual results to differ from the preceding financial information include possible accounting adjustments resulting from our quarter-end accounting and review procedures and other factors, including those described under “Special Note Regarding Forward-Looking Statements.”

Selling Stockholders

In connection with our initial public offering, we entered into a registration rights agreement with Hampshire Equity Partners II, L.P. Under this agreement, we are required to file a registration statement covering the possible resale of the shares of our common stock held by Hampshire Equity Partners II, L.P. and its affiliates.

We have agreed to use our reasonable best efforts to cause this shelf registration statement to become effective and stay effective until the earlier of:

•       the date when all securities subject to the registration rights agreement covered by this prospectus have been sold; or

•       the date when all securities subject to the registration rights agreement held by Hampshire Equity Partners II, L.P. may be sold without any restriction pursuant to Rule 144(k) under the Securities Act of 1933, as amended, or the Securities Act.

In addition to Hampshire Equity Partners II, L.P. and its affiliates, other selling stockholders may, from time to time, sell shares pursuant to this prospectus.

We will not receive proceeds from any sale of the shares of our common stock offered under this prospectus. Hampshire Equity Partners II, L.P. and its affiliates and we have agreed to indemnify each other in certain circumstances against certain liabilities, including liabilities under the Securities Act.

Corporate Information

We are incorporated in Delaware and our principal executive offices are located at 102 Fahm Street, Savannah, Georgia 31401. Our telephone number is (912) 236-1561 and our website address is www.cititrends.com. Information contained in, or accessible through, our website does not constitute part of this prospectus.

Risk Factors

An investment in shares of our common stock involves a high degree of risk. You should consider carefully the following information about these risks, together with the other information contained or incorporated by reference in this prospectus, before you decide whether to buy our common stock. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition and results of operations.

Risks relating to our business

Our success depends on our ability to anticipate, identify and respond rapidly to changes in consumers’ fashion tastes, and our failure to evaluate adequately fashion trends could have a material adverse effect on our business, financial condition and results of operations.

The apparel industry in general and our core customer market in particular are subject to rapidly evolving fashion trends and shifting consumer demands. Accordingly, our success is heavily dependent on our ability to anticipate, identify and capitalize on emerging fashion trends, including products, styles and materials that will appeal to our target consumers. Our failure to anticipate, identify or react appropriately and timely to changes in styles, trends, brand preferences or desired image preferences is likely to lead to lower demand for our merchandise, which could cause, among other things, sales declines, excess inventories and higher markdowns. The inaccuracy of our forecasts regarding fashion trends could have a material adverse effect on our business, financial condition and results of operations.

If we are unsuccessful in competing with our retail apparel competitors, our market share could decline or our growth could be impaired and, as a result, our financial results could suffer.

The retail apparel market is highly competitive with few barriers to entry. We compete against a diverse group of retailers, including national off-price apparel chains such as the TJX Companies, Inc., Burlington Coat Factory, and Ross Stores, Inc.; mass merchants such as Wal-Mart and Kmart; smaller discount retail chains that only sell women’s products, such as Rainbow, Dots™, Fashion Cents™, It’s Fashions! (a subsidiary of The Cato Corporation) and Simply Fashions™; and general merchandise discount stores and dollar stores, which offer a variety of products, including apparel, for the value-conscious consumer. We also compete against local off-price and specialty retail stores, regional retail chains, traditional department stores, and web-based retail stores and other direct retailers.

The level of competition we face from these retailers varies depending on the product segment, as many of our competitors do not offer apparel for the entire family. Our greatest competition is generally in women’s apparel. Many of our competitors are larger than us and have substantially greater resources than us and, as a result, may be able to adapt better to changing market conditions, exploit new opportunities, exert greater pricing pressures on suppliers and open new stores more quickly and effectively than us. Many of these retailers have better name recognition among consumers than us and purchase significantly more merchandise from vendors. These retailers may be able to purchase branded merchandise that we cannot purchase because of their name recognition and relationships with suppliers, or they may be able to purchase branded merchandise with better pricing concessions than us. Our local and regional competitors have extensive knowledge of the consumer base and may be able to garner more loyalty from customers than us. If the consumer base we serve is satisfied with the selection, quality and price of our competitors’ products, consumers may decide not to shop in our stores. Additionally, if our existing competitors or other retailers decide to focus more on our core customers, particularly African-American consumers, we may have greater difficulty in competing effectively, our business and results of operations could be adversely affected, and the market price of our common stock could suffer.

The retail industry periodically has experienced consolidation and other ownership changes. In the future, other United States or foreign retailers may consolidate, undergo restructurings or reorganizations, or realign their affiliations. Any of these developments could result in our competitors increasing their buying power or market visibility. These developments may cause us to lose market share and could have a material adverse effect on our sales, revenues and results of operations.

We could experience a reduction in sales and revenues or reduced cash flows if we are unable to fulfill our current and future merchandising needs.

We depend on our suppliers for the continued availability and satisfactory quality of our merchandise. Most of our suppliers could discontinue selling to us at any time. Additionally, if the manufacturers or other owners of brands or trademarks terminate the license agreements under which some of our suppliers sell our products, we may be unable to obtain replacement merchandise of comparable fashion appeal or quality, in the same quantities or at the same prices. If we lose the services of one or more of our significant suppliers or one or more of them fail to meet our merchandising needs, we may be unable to obtain replacement merchandise in a timely manner. If our existing suppliers cannot meet our increased needs and we cannot locate alternative supply sources, we may be unable to obtain sufficient quantities of the most popular items of the nationally recognized brands at attractive prices, which could negatively impact our sales, revenues and results of operations.

As an apparel retailer, we rely on numerous third parties in the supply chain to produce and deliver the products that we sell, and our business may be negatively impacted by their failure to comply with applicable law.

As an importer and retailer of goods, we rely on numerous third parties to supply the products that we sell. Violations of law by our importers, buying agents, manufacturers or distributors could result in delays in shipments and receipt of goods and could subject us to fines or other penalties, any of which could restrict our business activities, increase our operating expenses or cause our revenues to decline. Further, we are susceptible to the receipt of counterfeit brands or unlicensed goods. We could incur liability with manufacturers or other owners of the brands or trademarked products if we inadvertently receive and sell counterfeit brands or unlicensed goods and, therefore, it is important that we establish relationships with reputable vendors to prevent the possibility that we inadvertently receive counterfeit brands or unlicensed goods. Although we have a quality assurance team to check merchandise in an effort to assure that we purchase only authentic brands and licensed goods and are careful in selecting our vendors, we may receive products that we are prohibited from selling or incur liability for selling counterfeit brands or unlicensed goods, which could increase our operating expenses and cause our net income to decline.

If our growth strategy is unsuccessful, our financial condition and results of operations could suffer and the market price of our common stock could decline.

Our ability to continue to increase our net sales and earnings depends, in large part, on opening new stores and operating the new and existing stores profitably. We opened 40, 36 and 42 new stores in fiscal 2004, fiscal 2005, and fiscal 2006, respectively. We expect to open 46 to 48 new stores in fiscal 2007. If we are unable to open all of these stores or operate them profitably, we may not achieve our forecasted sales and earnings growth targets. Additionally, growth of our store base will place increased demands on our operating, managerial and administrative resources and may lead to management and operating inefficiencies, including merchandising, personnel, distribution and integration problems. These demands and inefficiencies may cause deterioration in the financial performance of our individual stores and, therefore, our entire business.

We would experience increased operating costs and limited amounts of growth if we are unable to obtain reasonably priced financing.

Although we believe we can meet our future cash requirements with cash flow from operations and existing cash balances, we may need to raise additional debt or equity capital in the future to open new stores, to respond to competitive pressures or to respond to unforeseen financial requirements. We may not be able to obtain additional capital on commercially reasonable terms or at all. Our inability to obtain reasonably priced financing could create increased operating costs and diminished levels of growth, as we could be forced to incur indebtedness with above market interest rates or with substantial restrictive covenants, issue equity securities that dilute the ownership interests of existing stockholders or scale back our operations and/or store growth strategy.

A significant disruption to our distribution process or southeastern retail locations could have a material adverse effect on our business, financial condition and results of operations.

Our ability to distribute our merchandise to our store locations in a timely manner is essential to the efficient and profitable operation of our business. We have two distribution centers located in Savannah, Georgia, one of which also serves as our corporate headquarters, and a distribution center in Darlington, South Carolina. Together, these facilities provide distribution capacity to support twice our current sales volume. Any natural disaster or other disruption to the operation of any of these facilities due to fire, hurricane, other natural disaster or any other cause could damage a significant portion of our inventory or impair our ability to stock our stores and process product returns to suppliers adequately.

In addition, the southeastern United States, where all three of our distribution centers are located, is vulnerable to significant damage or destruction from hurricanes and tropical storms. Although we maintain insurance on our stores and other facilities, the economic effects of a natural disaster that affects our distribution centers and/or a significant number of our stores could increase our operating expenses, impair our cash flows and reduce our revenues, which could negatively impact the market price of our common stock.

Our net sales, inventory levels and earnings fluctuate on a seasonal basis, which makes our business more susceptible to adverse events that occur during those seasons.

Our net sales and earnings are significantly higher during the first and fourth quarters each year due to the importance of the spring selling season, which includes Easter, and the fall selling season, which includes Christmas. Factors negatively affecting us during the first and fourth quarters, including adverse weather and unfavorable economic conditions, will have a greater adverse effect on our financial condition than if our business were less seasonal.

In order to prepare for the spring and fall selling seasons, we must order and keep in stock significantly more merchandise than during other parts of the year. This seasonality makes our business more susceptible to the risk that our inventory will not satisfy actual consumer demand. In addition, any unanticipated demand imbalances during these peak shopping seasons could require us to sell excess inventory at a substantial markdown or fail to satisfy our consumers. In either event, our net sales and gross margins may be lower than historical levels, which could have a material adverse effect on our business, financial condition and results of operations.

We experience fluctuations and variability in our comparable store sales and quarterly results of operations and, as a result, the market price of our common stock may fluctuate or decline substantially.

Our comparable store sales and quarterly results have fluctuated significantly in the past based on a number of economic, seasonal and competitive factors, and we expect them to continue to fluctuate in the future. Since the beginning of fiscal 2003, our quarter-to-quarter comparable store sales have ranged from an increase of 0.3% to an increase of 25.0%. The most significant fluctuations were due to the unusually high sales following Hurricanes Katrina, Rita and Wilma. The positive post-hurricane impact on sales has decreased over time. In addition, we may be unable to maintain historical levels of comparable store sales as we execute our growth strategy and expand our business. This variability could cause our comparable store sales and quarterly results to fall below the expectations of securities analysts or investors, which could result in volatility of the market price of our common stock. If our comparable store sales and quarterly results fail to meet the expectations of the market generally, the market price of our common stock could decline substantially.

Our sales and revenues could decline as a result of general economic and other factors outside of our control, such as changes in consumer spending patterns and declines in employment levels.

Downturns, or the expectation of a downturn, in general economic conditions could adversely affect consumer spending patterns, our sales and our results of operations. Because apparel generally is a discretionary purchase, declines in consumer spending patterns may have a more negative effect on apparel retailers than some other retailers. Therefore, we may not be able to maintain our historical rate of growth in revenues and earnings, or remain as profitable, if there is a decline in consumer spending patterns. In addition, since the majority of our stores are located in the southeastern United States, our operations are more susceptible to regional factors than the operations of our more geographically diversified competitors. Therefore, any adverse economic conditions that have a disproportionate effect on the southeastern United States could have a greater negative effect on our sales, revenues and results of operations than on retailers with a more geographically diversified store base.

If we fail to protect our trademarks, there could be a negative effect on our brand image and limitations on our ability to penetrate new markets.

We believe that our “Citi Trends” trademark is integral to our store design and our success in building consumer loyalty to our brand. We have registered this trademark with the U.S. Patent and Trademark Office. We have also registered, or applied for registration of, additional trademarks with the U.S. Patent and Trademark Office that we believe are important to our business. We cannot assure you that these registrations will prevent imitation of our name, merchandising concept, store design or private label merchandise or the infringement of our other intellectual property rights by others. Imitation of our name, concept, store design or merchandise in a manner that projects lesser quality or carries a negative connotation of our brand image could have a material adverse effect on our business, financial condition and results of operations.

In addition, we cannot assure you that others will not try to block the manufacture or sale of our private label merchandise by claiming that our merchandise violates their trademarks or other proprietary rights since other entities may have rights to trademarks that contain the word “Citi” or may have rights in similar or competing marks for apparel and/or accessories. Although we cannot currently estimate the likelihood of success of any such lawsuit or ultimate resolution of such a conflict, such a controversy could have a material adverse effect on our business, financial condition and results of operations.

If we fail to implement and maintain effective internal controls in our business, there could be a material adverse effect on our business, financial condition, results of operations and stock price.

Section 404 of the Sarbanes Oxley Act of 2002 requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments. If we fail to maintain the adequacy of our internal controls, we may be unable to conclude on an ongoing basis that we have effective internal controls over financial reporting. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important in our effort to prevent financial fraud. If we cannot produce reliable financial reports or prevent fraud, our business, financial condition and results of operations could be harmed, investors could lose confidence in our reported financial information, the market price of our stock could decline significantly and we may be unable to obtain additional financing to operate and expand our business.

Adverse trade restrictions may disrupt our supply of merchandise. We also face various risks because much of our merchandise is imported from abroad.

We purchase the products we sell directly from over 1,000 vendors, and a substantial portion of this merchandise is manufactured outside of the United States and imported by our vendors from countries such as China and other areas of the Far East, including Taiwan and the Philippines. The countries in which our merchandise currently is manufactured or may be manufactured in the future could become subject to new trade restrictions imposed by the United States or other foreign governments. Trade restrictions, including increased tariffs or quotas, embargoes, and customs restrictions, against apparel items, as well as United States or foreign labor strikes, work stoppages or boycotts, could increase the cost or reduce the supply of apparel available to us and have a material adverse effect on our business, financial condition and results of operations. In addition, our merchandise supply could be impacted if our vendors’ imports become subject to existing or future duties and quotas, or if our vendors face increased competition from other companies for production facilities, import quota capacity and shipping capacity.

We also face a variety of other risks generally associated with relying on vendors that do business in foreign markets and import merchandise from abroad, such as:

•       political instability or the threat of terrorism, in particular in countries where our vendors source merchandise such as Taiwan and the Philippines;

•       enhanced security measures at United States and foreign ports, which could delay delivery of imports;

•       imposition of new or supplemental duties, taxes, and other charges on imports;

•       delayed receipt or non-delivery of goods due to the failure of foreign-source suppliers to comply with applicable import regulations;

•       delayed receipt or non-delivery of goods due to organized labor strikes or unexpected or significant port congestion at United States ports; and

•       local business practice and political issues, including issues relating to compliance with domestic or international labor standards, which may result in adverse publicity.

The United States may impose new initiatives that adversely affect the trading status of countries where apparel is manufactured. These initiatives may include retaliatory duties or other trade sanctions that, if enacted, would increase the cost of products imported from countries where our vendors acquire merchandise. On March 30, 2007, the United States government announced that it would impose potentially significant tariffs on Chinese manufactured products. We have not yet determined the impact of such action on our imports from China, but will continue to monitor developments in that regard. Any of these factors could have a material adverse effect on our sales, revenues and results of operations.

The removal of import quotas on textiles and clothing in the future may adversely affect our merchandise supply, impact our sales and reduce our cash flows.

On January 1, 2005, in accordance with the World Trade Organization, or the WTO, Agreement on Textiles and Clothing, the import quotas on textiles and clothing manufactured by countries that are members of the WTO were eliminated. Subsequently, the United States and Europe experienced a surge of imported goods from China, a country that benefited from the removal of the quotas. In response, the United States initially implemented new quotas against various textile and apparel items from China and ultimately negotiated an agreement with the Chinese government. The agreement between the United States and China went into effect in November 2005 and will continue in effect through December 31, 2008. During that time, China has agreed to specified quota limits on most textile and apparel products, and the United States has agreed to use restraint in exercising its right to impose additional safeguards.

Beginning in January 2009, the U.S.-China agreement and the quotas against Chinese apparel will expire. At that point, the United States would still have the ability to impose safeguards under the WTO Agreement on Textiles and Clothing although the requirements for doing so will be more stringent. The situation in 2009 potentially could be similar to the experience in 2005, with import surges and a cycle of safeguards and negotiations. This could create logistical delays in our ability to maintain required inventory levels and alter cost differentials between vendors that source domestically and vendors that source more extensively from overseas. We believe this could lower the cost of apparel products and thereby reduce the average dollar amount of sales per customer in our stores. Additionally, retaliatory trade actions could cause a disruption of the supply chain of products from foreign markets, difficulty in predicting accurately the prices of merchandise to be imported from a particular country and adverse effects on our merchandise supply, sales and cash flows.

We depend on the experience and expertise of our senior management team and key employees, and accordingly, the loss of the services of R. Edward Anderson or George A. Bellino could have a material adverse effect on our business strategy, operating costs, financial condition and results of operations.

The success of our business is dependent upon the close supervision of all aspects of our business by our senior management, particularly the operation of our stores, the selection of merchandise and the site selection for new stores. In addition, we do not have a non-competition agreement with R. Edward Anderson, our Chairman and Chief Executive Officer, and our non-competition agreement with George A. Bellino, our President and Chief Merchandising Officer, expired on December 31, 2006 and was not subsequently renewed. Accordingly, Messrs. Anderson and/or Bellino could leave us at any time to begin to work for our competitors or otherwise, which loss of services could have a material adverse effect on our business strategy, operating costs, financial condition and results of operations.

Failure to attract, train, assimilate and retain skilled personnel could have a material adverse effect on our growth strategy and our financial condition.

Like most retailers, we experience significant employee turnover rates, particularly among store sales associates and managers, and our continued growth will require us to hire and train even more new personnel. We therefore must continually attract, hire and train new personnel to meet our staffing needs. We constantly compete for qualified personnel with companies in our industry and in other industries. A significant increase in the turnover rate among our store sales associates and managers would increase our recruiting and training costs and could decrease our operating efficiency and productivity. If we are unable to retain our employees or attract, train, assimilate or retain other skilled personnel in the future, we may not be able to service our customers as effectively, thus reducing our ability to continue our growth and to operate our existing stores as profitably as we have in the past.

Increases in the minimum wage could have a material adverse effect on our business, financial condition and results of operations.

Currently, there is a proposed law being considered by the U.S. Congress to increase the minimum wage in the United States. The Fair Minimum Wage Act of 2007 was passed by the House of Representatives on January 10, 2007 and by the Senate in an amended form on February 1, 2007. If the Fair Minimum Wage Act of 2007 becomes law, it would raise the federal minimum wage to (i) $5.85 per hour sixty days after the bill becomes law, (ii) $6.55 per hour one year and sixty days after the bill becomes law and (iii) $7.25 per hour two years and sixty days after the bill becomes law. Additionally, from time to time, legislative proposals are made to increase the minimum wage in certain individual states. Wage rates for many of our employees are at or slightly above the minimum wage. As federal and/or state minimum wage rates increase, we may need to increase not only the wage rates of our minimum wage employees but the wages paid to our other hourly employees as well. Any increase in the cost of our labor could have a material adverse effect on our operating costs, financial condition and results of operations.

Any failure of our management information systems or the inability of third parties to continue to upgrade and maintain our systems could have a material adverse effect on our business, financial condition and results of operations.

We depend on the accuracy, reliability and proper functioning of our management information systems, including the systems used to track our sales and facilitate inventory management. We also rely on our management information systems for merchandise planning, replenishment and markdowns, as well as other key business functions. These functions enhance our ability to optimize sales while limiting markdowns and reducing inventory risk through properly marking down slow-selling styles, reordering existing styles and effectively distributing new inventory to our stores. We do not currently have redundant systems for all functions performed by our management information systems. Any interruption in these systems could impair our ability to manage our inventory effectively, which could have a material adverse effect on our business, financial condition and results of operations. To support our growth, we will need to expand our management information systems, and our failure to link and maintain these systems adequately could have a material adverse effect on our business, financial condition and results of operations.

We depend on third-party suppliers to maintain and periodically upgrade our management information systems, including the software programs supporting our inventory management functions. This software is licensed to us by third-party suppliers. If any of these suppliers is unable to continue to maintain and upgrade these software programs and/or if we are unable to convert to alternate systems in an efficient and timely manner, it could result in a material adverse effect on our business, financial condition and results of operations.

Our ability to attract consumers to our stores depends on the success of the strip shopping centers and downtown business districts where our stores are located.

We locate our stores in strip shopping centers, street front locations and downtown business districts where we believe our consumers and potential consumers shop. The success of an individual store can depend on favorable placement within a given strip shopping center or business district. We cannot control the development of alternative shopping destinations near our existing stores or the availability or cost of real estate within existing or new shopping destinations. If our store locations fail to attract sufficient consumer traffic or we are unable to locate replacement locations on terms acceptable to us, our business, financial condition and results of operations could suffer. If one or more of the anchor tenants located in the strip shopping centers or business districts where our stores are located close or leave, or if there is significant deterioration of the surrounding areas in which our stores are located, our business, financial condition and results of operations may be adversely affected.

Risks relating to our common stock and offerings pursuant to this prospectus.

Our stock price is volatile, and you may lose all or a part of your investment.

Our stock price is volatile. From our initial public offering in May 2005 through May 4, 2007, the trading price of our common stock has ranged from $14.00 to $57.85 per share. As a result of this volatility, investors may not be able to sell their common stock at or above their respective purchase prices. The market price for our common stock may be influenced by many factors, including:

•       actual or anticipated fluctuations in our operating results;

•       changes in securities analysts’ recommendations or estimates of our financial performance;

•       publication of research reports by analysts;

•       changes in market valuations or operating performance of our competitors or companies similar to ours;

•       announcements by us, our competitors or other retailers;

•       additions and departures of key personnel;

•       changes in accounting principles;

•       the passage of legislation or other developments affecting us or our industry;

•       the trading volume of our common stock in the public market;

•       changes in economic conditions;

•       financial market conditions;

•       natural disasters, terrorist acts, acts of war or periods of civil unrest; and

•       the realization of some or all of the risks described in this section entitled “Risk Factors.”

In addition, the stock markets have experienced significant price and trading volume fluctuations from time to time, and the market prices of the equity securities of retailers have been extremely volatile and have recently experienced sharp price and trading volume changes. These broad market fluctuations may adversely affect the market price of our common stock.

There may be sales of substantial amounts of our common stock pursuant to this prospectus, or otherwise, which could cause our stock price to fall.

Our current stockholders hold a substantial number of shares that they will be able to sell in the public market in the near future. As of May 4, 2007, 13,866,191 shares of our common stock were outstanding. As of May 4, 2007, 814,929 additional shares of our common stock were subject to outstanding stock options. All of the shares issued and sold in our initial public offering and our secondary offering, are freely tradable under the securities laws, except for any shares acquired by our “affiliates,” as that term is defined in Rule 144 promulgated under the Securities Act, which generally includes officers, directors and holders of 10% or more of our common stock. 3,259,023 shares of our common stock, in addition to the shares included in this prospectus, held by existing stockholders are restricted or control shares and may be sold in the public market only if they are registered or if they qualify for an exemption from registration under Rules 144 promulgated under the Securities Act or otherwise. Future sales of a substantial number of shares of our common stock could cause our stock price to fall and/or impair our ability to raise capital through the sale of additional stock.

A significant amount of our common stock is concentrated in the hands of one of our existing stockholders whose interests may not coincide with yours.

As of May 4, 2007, Hampshire Equity Partners II, L.P. and certain of its affiliates, which we refer to collectively as Hampshire Equity Partners, owned approximately 45.7% of our common stock. Although Hampshire Equity Partners are selling stockholders and may sell a portion of their holdings pursuant to this prospectus, Hampshire Equity Partners will continue to hold a significant amount of our common stock, approximately 24.0%, assuming that Hampshire Equity Partners sells all of their shares covered by this prospectus and do not acquire additional shares of our common stock. As a result, Hampshire Equity Partners have an ability to exercise significant influence over matters requiring stockholder approval. These matters include the election of directors and the approval of significant corporate transactions, including potential mergers, consolidations or sales of all or substantially all of our assets. Your interests as a holder of our common stock may differ from the interests of Hampshire Equity Partners. In connection with our initial public offering, we entered into a nominating agreement with Hampshire Equity Partners II, L.P. pursuant to which we, acting through our nominating and corporate governance committee, agreed, subject to the requirements of our directors’ fiduciary duties, that (i) Hampshire Equity Partners II, L.P. is entitled to designate two directors to be nominated for election to our board of directors as long as Hampshire Equity Partners II, L.P. (together with any of its respective successors and permitted assigns) owns in the aggregate at least 40% of the shares of our common stock which it owned immediately prior to the consummation of our initial public offering or (ii) Hampshire Equity Partners II, L.P. is entitled to designate one director to be nominated for election to our board of directors as long as Hampshire Equity Partners II, L.P. (together with any of its respective successors and permitted assigns) owns in the aggregate less than 40% and at least 15% of the shares of our common stock which it owned immediately prior to the consummation of our initial public offering. If at any time Hampshire Equity Partners II, L.P. (together with any of its respective successors and permitted assigns) owns less than 15% of the shares of our common stock which it owned immediately prior to the consummation of our initial public offering, it will not have the right to nominate any directors for election to our board of directors. Notwithstanding the foregoing, as of the date of this prospectus, Hampshire Equity Partners II, L.P. does not have a designee on our board of directors.

Securities analysts may not continue to cover our common stock or they may issue negative reports, and this may have a negative impact on the price of our common stock.

The trading market for our common stock relies, in part, on the research and reports that industry or financial analysts publish about our company or our industry. Public statements by these securities analysts may affect our stock price. If any of the analysts who cover us downgrades the rating of our common stock, our common stock price would likely decline. If any of these analysts ceases coverage of our common stock, we could lose visibility in the market, which in turn could cause our common stock price to decline. Further, if no analysts continue to cover our common stock, the lack of research coverage may depress the market price of our common stock.

In addition, rules mandated by the Sarbanes-Oxley Act of 2002 and a global settlement between the Commission and securities analysts have caused a number of fundamental changes in how securities analysts are reviewed and compensated. In particular, many investment banking firms are now required to contract with independent financial analysts for their stock research. In this environment, it may be difficult for companies with smaller market capitalizations, such as our company, to attract independent financial analysts to cover them, which could have a negative effect on the market price of our common stock.

We do not currently intend to pay dividends on our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future.

Provisions in our certificate of incorporation and by-laws and Delaware law may delay or prevent our acquisition by a third party.

Our second amended and restated certificate of incorporation, as amended, and our amended and restated by-laws contain several provisions that may make it more difficult for a third party to acquire control of us without the approval of our board of directors. These provisions include, among other things, a classified board of directors, advance notice for raising business or making nominations at stockholder meetings and “blank check” preferred stock. Blank check preferred stock enables our board of directors, without stockholder approval, to designate and issue additional series of preferred stock with such dividend, liquidation, conversion, voting or other rights, including convertible securities with no limitations on conversion, as our board of directors may determine, including rights to dividends and proceeds in a liquidation that are senior to the common stock.

We are also subject to several provisions of the Delaware General Corporation Law that could delay, prevent or deter a merger, acquisition, tender offer, proxy contest or other transaction that might otherwise result in our stockholders receiving a premium over the market price for their common stock or may otherwise be in the best interests of our stockholders.

Our costs have increased and may continue to increase as a result of being a public company, and complying with regulations applicable to public companies may adversely affect our business.

As a public company, we have incurred and will continue to incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the Commission and the Nasdaq Stock Market, have required changes in recent years in the corporate governance practices of public companies. We expect these rules and regulations to continue to increase significantly our legal and financial compliance costs and to make some activities more time-consuming and costly. For example, in connection with becoming a public company, we created additional board committees and adopted policies regarding internal controls and disclosure controls and procedures. In addition, we must comply with Section 404 of the Sarbanes-Oxley Act of 2002 and, pursuant to this section, we are required to include management and auditor reports on internal controls over financial reporting as part of our annual reports for fiscal 2006 and subsequent years. We have and will continue to incur additional costs in, and dedicate significant resources toward, complying with these requirements, which may divert management’s attention from, and which may in turn adversely affect, our business. We also expect these laws, rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We continue to evaluate and monitor developments with respect to these laws, rules and regulations, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. The costs of compliance or our failure to comply with these laws, rules and regulations could adversely affect our financial condition, results of operation and the price of our common stock.

Special Note Regarding Forward-Looking Statements

Some statements in, or incorporated by reference into, this prospectus may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, the Exchange Act. All statements other than historical facts contained in this prospectus, including statements regarding our future financial position, business policy and plans and objectives and expectations of management for future operations, are forward-looking statements. The words “believe,” “may,” “could,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan,” “project” and similar expressions, as they relate to us, are intended to identify forward-looking statements. For example, our statements to the effect that we intend to open a specified number of new stores in fiscal 2007 constitute forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events, including, among other things:

•       implementation of our growth strategy;

•       our ability to anticipate and respond to fashion trends;

•       competition in our markets;

•       consumer spending patterns;

•       actions of our competitors or anchor tenants in the strip shopping centers where our stores are located; and

•       anticipated fluctuations in our operating results.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the section entitled “Risk Factors” and elsewhere in this prospectus.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements speak only as of the date of such statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Commission, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

Use of Proceeds

We will not receive proceeds from any sale by any selling stockholder of shares of our common stock offered under this prospectus.

Selling Stockholders

We are registering 3,300,000 shares of our common stock for resale by the selling stockholders. The common stock offered pursuant to this prospectus was issued to Hampshire Equity Partners II, L.P. and the other selling stockholders by us and each of the selling stockholders may resell all, some or none of the shares of our common stock covered by this prospectus as provided under the section of this prospectus entitled “Plan of Distribution” and in any applicable prospectus supplement. The shares of our common stock covered by this prospectus are being registered to permit public secondary trading of such shares, and the selling stockholders may offer such shares for resale from time to time or not at all.

The table below, which was prepared based on information supplied to us by Hampshire Equity Partners, sets forth information regarding beneficial ownership of our common stock by Hampshire Equity Partners as of May 4, 2007. Please carefully read the footnotes located below the table in conjunction with the information presented in the table.

The number of shares disclosed in the table below as “beneficially owned” are those beneficially owned as determined under the rules of the Commission. Such information is not necessarily indicative of ownership for any other purpose. Under the rules of the Commission, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days.

Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering	Number of Shares Offered for Sale under this Prospectus(1)	Number of Shares Beneficially Owned After Offering(2)	Percentage of Shares Beneficially Owned After Offering(2)
Hampshire Equity Partners (as defined)(3)	6,330,785	3,000,000	3,330,785	24.0%
520 Madison Avenue
New York, NY 10022

(1)             Represents the total number of the shares of our common stock that the respective selling stockholders may offer under this prospectus.

(2)             We do not know when or in what amounts the selling stockholders may offer for sale the shares covered by this prospectus. The selling stockholders may sell the shares covered by this prospectus from time to time, and may also decide not to sell all, or any, of the shares covered by this prospectus. Because the selling stockholders may offer all, some or none of the shares covered by this prospectus, we cannot estimate the number of shares of our common stock that the selling stockholders will actually own after any sale of shares pursuant to this prospectus. For purposes of this table, however, we have assumed that the selling stockholders will have sold all of their respective shares covered by this prospectus and that no additional shares of our common stock are acquired by the selling stockholders. The percentage of shares beneficially owned after this offering is based on 13,866,191 shares of our common stock outstanding as of May 4, 2007.

(3)             Hampshire Equity Partners refers to Hampshire Equity Partners II, L.P., Hampshire Equity Partners Cayman D.B. II, L.P. and Hampshire Equity Partners Cayman II, L.P. Hampshire Equity Partners II, L.P. currently owns 5,419,212 shares of our common stock, and is offering to sell 2,568,029 shares of our common stock pursuant to this prospectus. Hampshire Equity Partners Cayman D.B. II, L.P. currently owns 893,699 shares of our common stock and is offering to sell 423,502 shares of our common stock pursuant to this prospectus. Hampshire Equity Partners Cayman II, L.P. currently owns 17,874 shares of our common stock and is offering to sell 8,470 shares of our common stock pursuant to this prospectus. Lexington Equity Partners II, L.P. is the general partner of Hampshire Equity Partners II, L.P. Lexington Equity Partners Cayman II, L.P. is the general partner of each of Hampshire Equity Partners Cayman D.B. II, L.P. and Hampshire Equity Partners Cayman II, L.P. The general partner of each of Lexington Equity Partners II, L.P. and Lexington Equity Partners Cayman II, L.P. is Lexington Equity Partners II, Inc., which has ultimate voting and investment control over the shares of our common stock held by Hampshire Equity Partners. Ms. Tracey Rudd, an employee of an affiliate of Hampshire Equity Partners, is the President of Lexington Equity Partners II, Inc. and Mr. Gregory P. Flynn, formerly one of our directors, is the Vice President of Lexington Equity Partners II, Inc.

In addition to Hampshire Equity Partners, other selling stockholders who are not parties to the registration rights agreement may, from time to time, sell in the aggregate up to 300,000 shares of our common stock pursuant to this prospectus. Information about such other potential selling stockholders who offer securities under this prospectus will be set forth in prospectus supplements, post-effective amendments to the registration statement of which this prospectus is a part and/or filings we make with the Commission under the Exchange Act that are incorporated herein by reference. Each prospectus supplement, post-effective amendment and/or filing under the Exchange Act will identify such other selling stockholders and include the following additional information:

•       the number of shares of our common stock then held by the selling stockholders;

•       the number of shares of our common stock then being offered by the selling stockholders;

•       the number of shares (and, if one percent or more, the percentage) of our common stock owned by the selling stockholders after completion of the offering; and

•       any material relationship between us and the selling stockholders during the past three years.

All of our shares of common stock that may be sold by such other selling stockholders (or securities convertible into such shares) were issued and outstanding prior to the filing of the registration statement of which this prospectus is a part. More specifically, all such shares (or securities convertible into such shares) were issued in one of the following transactions:

•       in private placements to certain officers and directors in April 1999, December 1999 and January 2002;

•       upon the exercise of options previously granted to certain officers and directors at various times prior to our initial public offering; and

•       the grant of unexercised stock options to certain officers and directors at various times prior to our initial public offering.

Certain Relationships with Hampshire Equity Partners

Management Consulting Agreement

We were party to an Amended and Restated Management Consulting Agreement effective as of February 1, 2004, with Hampshire Management Company LLC, an affiliate of Hampshire Equity Partners II, L.P., pursuant to which it provided us with certain consulting services related to, but not limited to, our financial affairs, relationships with our lenders, stockholders and other third-party associates or affiliates, and the expansion of our business. In connection with our initial public offering in May 2005, the parties terminated the consulting agreement and we paid Hampshire Management Company LLC a one time termination fee of $1.2 million in the second quarter of fiscal 2005.

Stockholders Agreement

Prior to our initial public offering, Hampshire Equity Partners II, L.P., George Bellino and certain other management stockholders were party to a Stockholders Agreement dated as of April 13, 1999. The stockholders agreement provided, among other things, that four members of our Board of Directors were to be designated by Hampshire Equity Partners and its affiliates, the stockholders agreed generally not to transfer their shares and the management stockholders were granted tag-along rights in the event of a sale of 51% or more of our stock. We agreed to register shares of our common stock held by the stockholders under certain circumstances. In connection with our initial public offering in May 2005, we terminated the stockholders agreement in its entirety.

Registration Rights Agreement

In connection with our initial public offering, we entered into a Registration Rights Agreement dated as of May 23, 2005, with Hampshire Equity Partners II, L.P. Pursuant to the terms and provisions of the registration rights agreement, Hampshire Equity Partners II, L.P. has the right, from time to time, subject to certain restrictions, to cause us to register shares of our common stock held by Hampshire Equity Partners II, L.P. for sale under the Securities Act on Form S-1 or, if available, on Form S-3 or any similar short-form registration statement. In addition, if at any time we register additional shares of common stock, Hampshire Equity Partners II, L.P. will be entitled to include its shares of our common stock in the registration statement relating to that offering. The registration rights agreement includes provisions for, among other things, underwritten offerings of shares of our common stock held by Hampshire Equity Partners pursuant to an underwriting agreement. We have filed the shelf registration statement of which this prospectus is a part pursuant to the registration rights agreement.

Nominating Agreement

In connection with our initial public offering, we entered into a Nominating Agreement dated as of May 23, 2005, with Hampshire Equity Partners II, L.P. pursuant to which we, acting through our Nominating and Corporate Governance Committee, agreed, subject to the requirements of our directors’ fiduciary duties, that (i) Hampshire Equity Partners II, L.P. is entitled to designate up to two directors to be nominated for election to our board of directors as long as Hampshire Equity Partners II, L.P. (together with any of its respective successors and permitted assigns) owns in the aggregate at least 40% of the shares of the common stock which it owned immediately prior to the consummation of our initial public offering or (ii) Hampshire Equity Partners II, L.P. is entitled to designate one director to be nominated for election to the board of directors as long as Hampshire Equity Partners II, L.P. (together with any of its respective successors and permitted assigns) owns in the aggregate less than 40% and at least 15% of the shares of our common stock which it owned immediately prior to the consummation of the initial public offering. If at any time Hampshire Equity Partners II, L.P. (together with any of its respective successors and permitted assigns) owns less than 15%, it will not have the right to nominate any directors for election to our board of directors. Notwithstanding the foregoing, as of the date of this prospectus, Hampshire Equity Partners II, L.P. does not have a designee on our board of directors.

Plan of Distribution

We are registering the shares of our common stock covered by this prospectus on behalf of the selling stockholders. As used in this section of the prospectus, the term “selling stockholders” includes Hampshire Equity Partners and other potential selling stockholders as described in the section of this prospectus entitled “Selling Stockholders” and any other transferees (including pledgees and donees) of the shares, but only where the transfer is not made pursuant to an effective registration statement or Rule 144 under the Securities Act or pursuant to another exemption from registration under the Securities Act pursuant to which the shares sold are thereafter freely transferable without registration and without restriction under the Securities Act, and only to such a transferee, and provided that the selling stockholder complies with all applicable law with respect to the transfer of shares to such transferee and gives us prompt notice of the transfer.

All costs, expenses and fees in connection with the registration of the shares of our common stock covered by this prospectus will be borne by us. Underwriting discounts, brokerage commissions and similar selling expenses, if any, attributable to the sale of such shares will be borne by the selling stockholders.

Each of the selling stockholders may sell their shares of our common stock covered by this prospectus from time to time and may also decide not to sell all or any of such shares. The selling stockholders will act independently of us in making decisions as to the timing, manner and size of each sale. The sales may be made on the Nasdaq Global Select Market or any other national securities exchange or any quotation system on which our common stock may be listed or quoted at the time of sale, in the over-the-counter market or other than in such organized and unorganized trading markets, in one or more transactions, at:

•       fixed prices, which may be changed;

•       prevailing market prices at the time of sale;

•       varying prices determined at the time of sale; or

•       negotiated prices.

The shares of our common stock covered by this prospectus may be sold by one or more of the following methods in addition to any other method permitted under this prospectus:

•       a block trade in which the broker-dealer so engaged may attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•       a purchase by a broker-dealer as principal and resale by such broker-dealer for its own account;

•       an ordinary brokerage transaction or a transaction in which the broker solicits purchasers;

•       a privately negotiated transaction;

•       an underwritten offering;

•       securities exchange or quotation system sale that complies with the rules of the exchange or quotation system;

•       through short sale transactions following which the shares are delivered to close out the short position;

•       through the writing of options relating to the shares;

•       any other method pursuant to applicable law; or

•       through a combination of the above methods of sale.

The selling stockholders may effect such transactions by selling the shares covered by this prospectus directly to purchasers, to or through broker-dealers, which may act as agents for the seller and buyer or principals, or to underwriters who acquire such shares for their own account and resell them in one or more transactions. Such broker-dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions) and such discounts, concessions, or commissions may be allowed or re-allowed or paid to dealers.

We have been advised by Hampshire Equity Partners that they have not, as of the date of this prospectus, entered into any agreements, understandings or arrangements with underwriters or broker-dealers regarding the sale of their shares covered by this prospectus and we have been advised that there is not an underwriter or broker-dealer acting as of the date of this prospectus in connection with the proposed sale of such shares by the selling stockholders.

The selling stockholders and any broker-dealers that participate with the selling stockholders in the sale of the shares covered by this prospectus may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act and any commissions received by such broker-dealers and any profit on the resale of such shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

The selling stockholders and any broker-dealer that may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the selling stockholders and have informed them of their obligation to deliver copies of this prospectus to purchasers at or before the time of any sale of shares covered by this prospectus. Such requirement may be satisfied by delivery through the facilities of the Nasdaq Stock Market pursuant to Rule 153 under the Securities Act.

The selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell the shares covered by this prospectus, including in short sale transactions. If so, the third party may use the shares pledged by the selling stockholders or borrowed from the selling stockholders or others to settle those sales or to close out any related open borrowings of our common stock, and may use the shares received from the selling stockholders in settlement of those derivatives to close out any related open borrowings of our common stock. We will file a supplement to this prospectus to describe any derivative transaction effected by the selling stockholders and to identify the third party in such transactions as an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The selling stockholders will be subject to applicable provisions of Regulation M of the Exchange Act, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholders. These restrictions may affect the marketability of such shares.

In order to comply with applicable securities laws of some states, the shares covered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares covered by this prospectus may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available.

The selling stockholders also may resell all or a portion of the shares covered by this prospectus in open market transactions in reliance upon Rule 144 under the Securities Act or any other available exemption from required registration under the Securities Act, provided they meet the criteria and conform to the requirements of such exemption.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a selling stockholder that any material arrangements have been entered into with a broker-dealer for the sale of the shares covered by this prospectus through a block trade, special offering, exchange or secondary distribution or a purchase by a broker-dealer. Such supplement will disclose:

•       the name of each such selling stockholder and of the participating broker-dealer(s);

•       the number of shares of our common stock involved;

•       the price at which such shares were sold;

•       the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•       that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•       other facts material to the transaction.

In addition, upon receiving notice from a selling stockholder that a donee, pledgee or transferee or other successor-in-interest intends to sell more than 500 of the shares covered by this prospectus, we will file a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act to identify the non-sale transferee.

Pursuant to our registration rights agreement with Hampshire Equity Partners II, L.P., we have agreed to use our reasonable best efforts to cause the registration statement of which this prospectus is a part to become effective and to keep such registration statement effective until all the shares covered by this prospectus are sold by Hampshire Equity Partners or may be sold by Hampshire Equity Partners without any restriction under Rule 144(k) of the Securities Act.

The selling stockholders are not restricted as to the price or prices at which they may sell their shares covered by this prospectus. Sales of such shares may have an adverse effect on the market price of our common stock. Moreover, the selling stockholders are not restricted as to the number of shares that may be sold at any time, and it is possible that a significant number of the shares could be sold at the same time, which may have an adverse effect on the market price of our common stock.

Pursuant to our registration rights agreement with Hampshire Equity Partners II, L.P., we have agreed to indemnify and hold Hampshire Equity Partners harmless against certain liabilities under the Securities Act that could arise in connection with the sale by Hampshire Equity Partners of their shares covered by this prospectus. The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

Legal Matters

The validity of the common stock offered hereby will be passed upon for us by Alston & Bird LLP.

Experts

The financial statements of Citi Trends, Inc. as of February 3, 2007 and January 28, 2006 and for the years ended February 3, 2007, January 28, 2006 and January 29, 2005 and Citi Trend’s Inc. management’s assessment of the effectiveness of internal control over financial reporting as of February 3, 2007 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the financial statements as of February 3, 2007 and January 28, 2006 and for the years ended February 3, 2007, January 28, 2006 and January 29, 2005 refers to the adoption of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” as of January 29, 2006, Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” as of July 6, 2003 and Financial Accounting Standards Board Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” as of January 28, 2006.

Where You Can Find More Information and
Incorporation of Certain Information by Reference

We file annual, quarterly and current reports, proxy statements and other information with the Commission. The Commission allows us to incorporate by reference the information we file with them, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus by referring you to publicly filed documents that contain the omitted information.

You may read and copy the information that we incorporate by reference in this prospectus as well as other reports, proxy statements and other information that we file with the Commission at the Public Reference Room maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, we are required to file electronic versions of those materials with the Commission through the Commission’s EDGAR system. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information that registrants, such as us, file electronically with the Commission.

The information incorporated by reference is an important part of this prospectus, and information we later file with the Commission will automatically update and supersede earlier information. We incorporate by reference the following documents filed with the Commission by us and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of our common stock covered by this prospectus (except for information furnished to the Commission that is not deemed to be “filed” for purposes of the Exchange Act):

•       Our Annual Report on Form 10-K for the fiscal year ended February 3, 2007; and

•       The description of our common stock set forth in our Registration Statement on Form 8-A filed with the Commission on May 17, 2005, including any amendment or report filed for the purpose of updating such description.

You may also request a copy of the information we incorporate by reference in this prospectus at no cost by writing or telephoning us at Citi Trends, 102 Fahm Street, Savannah, Georgia  31401, (912) 236-1561, Attention: Secretary.

Information about us is also available on our web site at www.cititrends.com. Information contained in, or accessible through, our website does not constitute part of this prospectus.

3,300,000 Shares

Common Stock

PROSPECTUS

May 11, 2007

You should rely only on information contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give different information. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus is correct only as of its respective date, regardless of the time of delivery of this prospectus or any sale of these securities.